EXHIBIT 10.7

Execution Copy
A.M. Castle & Co.
1420 Kensington Road, Suite 220
Oak Brook, IL 60523

February 8, 2016

SGF, LLC
30 North LaSalle Street, Suite 1232
Chicago, IL 60602
Ladies and Gentlemen:

Reference is hereby made to that certain Purchase Agreement, dated as of February 8, 2016 (the “Purchase Agreement”), by and among SGF, LLC, an Illinois limited liability corporation (“SGF”), Mackay Shields LLC (“Mackay Shields”), and A.M. Castle & Co., a Maryland corporation (the “Company”), pursuant to which SGF has agreed to purchase from certain accounts for which Mackay Shields holds contractual and investment authority $34,728,000 aggregate principal amount of the Company’s 12.75% Senior Secured Notes due 2016 (the “Purchased Notes”). Capitalized terms used without definition in this letter (this “Letter Agreement”) shall have the meanings given to such terms in the Purchase Agreement.

The undersigned, for their mutual convenience and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:
1.SGF shall, prior to the Expiration Date (as defined in the Offering Memorandum), validly tender and not withdraw the Purchased Notes (and deliver a corresponding consent in respect thereof) into the Exchange Offer in accordance with requirements described in the Offering Memorandum. SGF further covenants that after tendering the Purchased Notes in the Exchange Offer, SGF shall not withdraw or revoke, or cause to be withdrawn or revoked, in whole or in part, its tender or consent of Purchased Notes prior to the expiration of the Exchange Offer and the issuance of new notes (the “New Notes”) by the Company in exchange for Purchased Notes pursuant to the terms and conditions of the Exchange Offer as provided in the Offering Memorandum.

2.In consideration of SGF’s covenant in Section 1 hereof, and subject to compliance therewith, (i) the Company agrees that it shall reimburse SGF for all reasonable and documented fees of one legal counsel to SGF incurred in connection with the negotiation of the Purchase Agreement, this Letter Agreement and other reasonably related matters, (ii) notwithstanding any term or condition of the Exchange Offer, the Company shall pay to SGF on the Settlement Date (as defined in the Offering Memorandum) the Consent Payment (as defined in the Offering Memorandum) that would have been payable with respect to the Purchased Notes if the Purchased Notes had been validly tendered and not withdrawn as of the Early Tender Date (as defined in the Offering Memorandum) and accepted for exchange by the Company pursuant to the Exchange Offer and (iii) on the Settlement Date (as defined in the Offering Memorandum) SGF will receive from the Company the same proportionate consideration with respect to its validly tendered (and not withdrawn) Purchased Notes that other investors who validly tendered (and did not withdraw) their Notes into the Exchange Offer by the Early Tender Date (as defined in the Offering Memorandum) received on the Early Settlement Date (as defined in the Offering Memorandum). Each global note representing New Notes issued on the Settlement Date shall have a CUSIP number that is the same as the CUSIP number on a global note representing New Notes issued on the Early Settlement Date.

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3.This Letter Agreement may be amended only upon written approval of each of the parties hereto.

4.This Letter Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

5.This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Letter Agreement by such party.

[Rest of Page Intentionally Left Blank]

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Please acknowledge your agreement and acceptance of the foregoing by countersigning this letter in the space provided below.

Yours sincerely,
A.M. CASTLE & CO.
By: /s/ Marec E. Edgar
Name: Marec E. Edgar
Title: Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

ACKNOWLEDGED AND AGREED AS OF THE DATE HEREOF:
SGF, LLC
By: /s/ Reuben S. Donnelley
Name: Reuben S. Donnelley
Title: Managing Member
Date: February 8, 2016

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